Exhibit 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Biophan Technologies, Inc.

We hereby consent to the use in this Current Report on Form 8-K/A of our report dated August 24, 2004 on the financial statement of TE Bio LLC as of June 3, 2004 which appear in such Current Report.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

September 21, 2004